UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 6, 2012

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11475 Great Oaks Way, Suite 150, Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(678) 581-6843

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 6, 2012, SANUWAVE Health, Inc. (the “Company”) entered into a Severance and Advisory Agreement (the “Severance Agreement”) with Christopher M. Cashman, a director of the Company, and the Company’s President and Chief Executive Officer. Entry into the Severance Agreement was made in connection with Mr. Cashman’s resignation as President and Chief Executive Officer, and a director of the Company, as more particularly described in Item 5.02 to this Current Report on Form 8-K (this “Report”).

Pursuant to the Severance Agreement, Mr. Cashman will receive, as severance:

(a) six (6) months of his base salary, payable in accordance with the Company’s standard payroll practices;

(b) Company-paid COBRA coverage under the Company’s health care plan for himself and his family through November 2013;

(c) bonus payments of $100,000 upon each of the following four bonus payment events (the “Bonus Payment Events”): (i) the first (1st) enrollee in the Company’s clinical trial plan, (ii) the twentieth (20th) enrollee, (iii) the fiftieth (50th) enrollee, and (iv) receipt of an FDA approval letter of the dermaPACE device allowance for commercial use; provided, that if the FDA approval letter at subpart (iv) is received prior to the achievement of the enrollment thresholds at subparts (i), (ii), and/or (iii), the bonuses for achievement of subparts (i), (ii), and/or (iii) will be accelerated and become due and payable immediately with the bonus for subpart (iv);

(d) a grant of one million (1,000,000) options to acquire shares of the Company’s common stock under the Amended and Restated 2006 Stock Incentive Plan of SANUWAVE Health, Inc. (the “Stock Option Plan”).  The exercise price for such options shall be equal to the closing price of the Company common stock on the effective date. The term of such options shall be ten (10) years. The first 600,000 options vested upon the execution of the Severance Agreement.  The remaining 400,000 options shall vest and become exercisable in increments of 100,000 upon each of the Bonus Payment Events at subparts (i)-(iv) above; provided, that if the FDA approval letter at subpart (iv) is received prior to the achievement of the enrollment thresholds at subparts (i), (ii), and/or (iii), all options granted under this section but not previously vested shall become vested and immediately exercisable upon receipt of such letter; and

(e) a grant of fifty thousand (50,000) options to acquire shares of the Company’s common stock under the Stock Option Plan as consideration for the provision of advisory services.  The exercise price for such options shall be equal to the closing price of the Company common stock on the effective date.  The term of such options shall be ten (10) years.  The options shall vest and be exercisable based on the following schedule: (i) 25% of the options vested upon the execution of the  Severance Agreement, but shall be forfeited if Mr. Cashman fails to provide advisory services as called for in the Severance Agreement; and (ii) unless the advisory services have been terminated, an additional 25% of the options shall vest on each date three (3), six (6), and nine (9) months after the effective date of the Severance Agreement.

Any of the Bonus Payment Events which have not occurred as of December 31, 2016 shall be considered to have occurred as of December 31, 2016, and the remaining previously unpaid bonus payments per Bonus Payment Event shall be due and payable immediately and all options granted under this section but not previously vested shall become vested and immediately exercisable on such date.

Payment of the foregoing severance amounts is subject to receipt and effectiveness of a release of claims against the Company. The Company’s Board of Directors (the “Board”) has authorized the Company to vest all stock options, which shall remain exercisable for the full term of their grant, notwithstanding any contrary provision in the applicable award agreements.

The foregoing description of the Severance Agreement is qualified in its entirety by the full text of the Severance Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02                      Termination of a Material Definitive Agreement.

In connection with the entry by the Company and Mr. Cashman into the Severance Agreement (more particularly described in Item 1.01 of this Report), and the resignation of Mr. Cashman from his position as President and Chief Executive Officer, and as a director of the Company (more particularly described in Item 5.02 of this Report), the Employment Agreement, dated December 19, 2005, as amended (the “Employment Agreement”), by and between the Company and Christopher M. Cashman was terminated, as of November 6, 2012.

By the terms of the Severance Agreement, the Employment Agreement is of no further force or effect, as of the date of entry into the Severance Agreement, and, specifically, the terms of severance contained in the Severance Agreement supersede any such terms contained in the Employment Agreement.

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 6, 2012, Christopher M. Cashman notified the Board of his decision to step down as President and Chief Executive Officer, and as a director of the Company, effective November 7, 2012.  The Board has accepted the resignation of Mr. Cashman and fully supports Mr. Cashman in his future endeavors.  Mr. Cashman has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Cashman has agreed to serve the Company as an advisor during a transition period of twelve (12) months, ending November 7, 2013.

In connection with Mr. Cashman’s resignation, the Company and Mr. Cashman entered into the Severance Agreement, as more particularly described in Item 1.01 of this Report, a copy of which is attached to this Report as Exhibit 10.1.

(c)

(1) Effective November 7, 2012, the Board has appointed Kevin A. Richardson, II to serve as Active Chairman of the Board of Directors of the Company. Mr. Richardson, age 44, has been Chairman of the Board of Directors of the Company since August 2005.

(2) Effective November 7, 2012, the Board has appointed Barry J. Jenkins, Chief Financial Officer, to serve as Chief Operating Officer.  Mr. Jenkins, age 50, has been Chief Financial Officer of the Company since April 2006.

A copy of the press release by the Company announcing the executive changes is furnished with this Report as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

Exhibit          Description

10.1               Severance and Advisory Agreement, dated as of November 6, 2012 by and between SANUWAVE Health, Inc. and Christopher M. Cashman.

99.1               Press release issued by SANUWAVE Health, Inc. on November 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Date: November 13, 2012	By:	/s/ KEVIN A. RICHARDSON, II
Kevin A. Richardson, II
Chairman of the Board of Directors (principal executive officer)

EXHIBIT INDEX

Exhibit	Description

10.1	Severance and Advisory Agreement, dated as of November 6, 2012 by and between SANUWAVE Health, Inc. and Christopher M. Cashman.

99.1	Press release issued by SANUWAVE Health, Inc. on November 7, 2012.